Exhibit 5.1

February 7, 2025

Marblegate Capital Corporation

411 Theodore Fremd Avenue

Suite 206S

Rye, New York 10580

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Marblegate Capital Corporation, a Delaware corporation (“New MAC” or the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-4 (File No. 333-283675) (such Registration Statement, as the same may be amended or supplemented, the “Registration Statement”), relating to the proposed issuance of up to (i) 74,577,294 shares of common stock, par value $0.0001 per share, of the Company (the “Shares”), (ii) 15,304,988 warrants to purchase shares of Common Stock (the “Warrants”), and (iii) 15,304,988 Shares underlying such Warrants (the “Warrant Shares” and, collectively with the Shares and Warrants, the “Securities”), issuable in connection with the Business Combination Agreement, dated as of February 14, 2023 (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement” and the transactions contemplated thereby, the “Business Combination”), by and among New MAC, Marblegate Acquisition Corp., a Delaware corporation (“MAC”), Marblegate Asset Management, LLC, a Delaware limited liability company, MAC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of New MAC (“Merger Sub”), DePalma Acquisition I LLC, a Delaware limited liability company, and DePalma Acquisition II LLC, a Delaware limited liability.

This opinion letter is being furnished in accordance with the requirements of Item 60l(b)(5) of Regulation S-K under the Securities Act.

As such counsel and for purposes of our opinions set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, resolutions, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation: (i) the Registration Statement; (ii) the Business Combination Agreement; (iii) the form of proposed certificate of incorporation of New MAC (the “New MAC Charter”); (iv) the form of certificate of merger to be filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) prior to the issuance of the Shares pursuant to the Business Combination Agreement (the “Merger Certificate”); (v) the Warrant Agreement, dated as of September 30, 2021, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”); (vi) the form of Warrant Assumption Agreement to be entered into by New MAC and the Warrant Agent; and (vii) a certificate of the Delaware Secretary of State certifying as to the formation and good standing of the Company under the laws of the State of Delaware (the “Good Standing Certificate”). In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the legal capacity, competency and authority of all persons or entities executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other

Marblegate Capital Corporation

February 7, 2025

documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (viii) that there has not been any change in the good standing status of the Company from that reported in the Good Standing Certificate; (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties; (x) that all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof; (xi) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; and (xii) that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware (the “DGCL”). As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. The Securities have been duly authorized by all necessary corporate action on the part of the Company.

2. When (i) the Registration Statement has been declared effective by order of the Commission (and not suspended or withdrawn), (ii) the Merger Certificate has been filed and accepted by the Delaware Secretary of State, (iii) the New MAC Charter has been field and accepted by the Delaware Secretary of State, and (iv) the Shares have been issued and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Business Combination Agreement, the Shares will be validly issued, fully paid and non-assessable.

3.When (i) the Registration Statement has been declared effective by order of the Commission (and not suspended or withdrawn), (ii) the Merger Certificate has been filed with and accepted by the Delaware Secretary of State, (iii) the New MAC Charter has been filed with and accepted by the Delaware Secretary of State, and (iv) the Warrants have been issued and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Business Combination Agreement, the Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (x) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally including, without limitation, fraudulent transfer or fraudulent conveyance laws; (y) public policy considerations, statutes or court decisions that may limit rights to obtain exculpation, indemnification or contribution (including, without limitation, indemnification regarding violations of the securities laws and indemnification for losses resulting from a judgment for the payment of any amount other than in United States dollars); and (z) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

4. When (i) the Registration Statement has been declared effective by order of the Commission (and not suspended or withdrawn), (ii) the Merger Certificate has been filed with and accepted by the Delaware Secretary of State, (iii) the New MAC Charter has been filed with and accepted by the Delaware Secretary of State, (iv) the Warrants have been issued and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Business Combination Agreement, and (v) the Warrants are duly exercised in accordance with the terms of the Warrant Agreement, the Warrant Shares will be validly issued, fully paid and non-assessable.

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware, as in effect on the date of this opinion letter. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

Marblegate Capital Corporation

February 7, 2025

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion letter is rendered solely in connection with the offering of the Securities. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP